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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933


                                   XDOGS, INC.
                       (Formerly known as XDOGS.com, Inc.)
                ------------------------------------------------
               (Exact name of Issuer as specified in its charter)


                NEVADA                                         84-1168832
    -----------------------------                           ---------------
   (State or other jurisdiction of                         (I.R.S. Employer
    incorporation or jurisdiction)                        identification No.)

       527 Marquette Avenue,21st Floor                            55402
       -------------------------------                           -------
               Minneapolis, MN                                  (Zip Code)
    -------------------------------------
   (Address of principal executive office)


                          XDOGS COMPENSATION PLAN-2000B
                                -----------------
                              (Full title of plan)


--------------------------------------------------------------------------------

(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

                                 Kent Rodriguez
                                   XDOGS, INC.
                        527 MARQUETTE AVENUE, 21st Floor
                         MINNEAPOLIS, MINNESOTA  55402
                                 (612) 359-9020

The Commission is requested to send copies of all communications and notes to:

                              David J. Wagner, Esq.
                         David Wagner & Associates, P.C.
                            8400 East Prentice Avenue
                                 Penthouse Suite
                            Englewood, Colorado 80111
                                 (303) 793-0304


                                   CALCULATION OF REGISTRATION FEE



Title of                     Amount      Proposed Maximum      Proposed Maximum         Amount of
Securities To                To Be        Offering Price           Aggregate          Registration
Be Registered             Registered       Per Share (1)       Offering Price(1)           Fee
---------------------------------------------------------------------------------------------------


COMMON SHARES              300,000            $1.00               $300,000               $100.00
$0.01 par value             SHARES

OPTIONS TO PURCHASE        300,000               -0-                    -0-                   -0-
COMMON SHARES

TOTAL                                                                                    $100.00
                                                                                      (Minimum Fee)
---------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.


                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

     Note: The document(s) containing the information concerning the XDOGS COMPENSATION PLAN-2000B dated September 1, 2000 (the "Plan") required by Item 1 of Form S-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the statement of availability of registrant information, employee benefit plan annual reports and other information required by Item 2 of Form S-8 will be sent or given to participants as specified in Rule 428. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement on Form S-8 (the "Registration Statement") or as prospectuses or prospectus supplements pursuant to Rule 424. XDOGS, INC., a Nevada corporation (the "Registrant" or the "Company"), will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Company shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

     The following documents, which have been filed by the Company with the Securities and Exchange Commission, are hereby incorporat ed by reference into this Prospectus:

     a. The Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2000; and

     b. The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 2000.

     c. The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 2000.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

     Any statement contained in this Registration Statement, in a supplement to this Registration Statement or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed supplement to this Registration Statement or in any document that is subsequently incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.
         -------------------------

     The Registrant is registering common shares and options to purchase common shares. The common shares are registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended. The Registrant is also registering options. For a description of the options, see Exhibit 4.1 attached hereto.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

     Certain persons affiliated with David Wagner & Associates, P.C., Attorneys at Law, special securities counsel to the Registrant for the purpose of this Registration Statement, and whose opinion as to the legality of the issuance of the Shares hereunder is attached hereto as Exhibit 5, own approximately 25,000 shares, post reverse-split.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

     The Company's Articles of Incorporation authorizes the Corporation to indemnify to the maximum extent permitted under Nevada law.

     The Nevada Private Corporations Act allows indemnification of directors, officers, employees and agents of the Company, including the advancement of expenses:

Section 78.751 of the Nevada Private Corporations Act provides:

          1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonable incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

          2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

          3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1. and 2., or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

          4. Any indemnification under subsections 1. and 2., unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:(a) By the stockholders, (b) By the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding (c)If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

          5. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

          6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

          (a) Does not exclude any other rights to which a person seeking indemnification aor advancement of expenses may be entitled under the articles or incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding such office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or knowing violation of the law and was material to the cause of action.

          (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors, and administrators of such a person.

Item 7.  Exemption From Registration Claimed.
         -----------------------------------

         Not applicable.

Item 8.  Exhibits
         --------
Exhibit
Number   Description

4.1      XDOGS COMPENSATION PLAN-2000B, dated September 1, 2000.

5        Opinion of Counsel, David Wagner & Associates, P.C.

24.1     Consent of David Wagner & Associates, P.C. (Included in
         Exhibit 5).

24.2     Consent of McGladrey & Pullen, LLP,  independent
         Certified Public Accountants.


Item 9.  Undertakings
         ------------

     1. The Registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the formation set forth in the registra tion statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and Minneapolis, State of Minnesota, on this 17th day of November, 2000.


Dated:  January 9, 2001                     XDOGS, INC.

                                            By:  /s/  Kent Rodriguez
                                               -------------------------
                                                      Kent Rodriguez, President
                                                      and Chief Executive
                                                      Officer

     Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed by the following persons on behalf of the Company in the capacities and on the dates indicated.

Signature and Title                                 Date



By:  /s/  Craig Avery                               January 9, 2001
------------------------------------------
          Craig Avery, Chief Financial
          Officer, Treasurer and Secretary
          (Principal Financial and Accounting
          Officer)


By:  /s/  Robert Corliss                            January 9, 2001
------------------------------------------
          Robert Corliss, Director



By:  /s/  Douglas Barton                            January 9, 2001
- ----------------------------------------
          Douglas Barton, Director

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-8

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933


                                   XDOGS, INC.
                ------------------------------------------------
               (Exact name of Issuer as specified in its charter)




                                 E X H I B I T S

                                  EXHIBIT INDEX



Exhibit
Number            Description

4.1               XDOGS COMPENSATION PLAN-2000B, dated September 1, 2000.

5                 Opinion of Counsel, David Wagner & Associates, P.C.

24.1              Consent of David Wagner & Associates, P.C. (Included in
                  Exhibit 5).

24.2              Consent of McGladrey & Pullen, LLP,  independent
                  Certified Public Accountants.